CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 19, 2006 in the Registration Statement on Form F-I and related Prospectus of Rosetta Genomics Ltd dated September 1, 2006.

/S/ KOST FORER GABBAY & KASIERER
Tel Aviv, Israel September _, 2006	KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global

The foregoing consent is in the form that will be signed upon competion of the reverse stock split described in note 11a to the consolidated financial statement.

/S/ KOST FORER GABBAY & KASIERER
Tel Aviv, Israel September 1, 2006	KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global